UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2010 (March 29, 2010)
UNILIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34540	27-1049354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

633 Lowther Road, Lewisberry, Pennsylvania	17339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (717) 938-9323
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
On March 29, 2010, the audit committee of the board of directors of Unilife Corporation (“Unilife” or the “Company”) approved KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm and dismissed BDO Audit (WA) Pty Ltd (“BDO”) from that role, as a result of its review of the Company’s independent registered public accounting firm in light of the redomiciliation of the Unilife group from Australia to the United States.
BDO’s audit reports on the Company’s consolidated financial statements for each of the fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended June 30, 2009 and 2008 and the interim period between July 1, 2009 and the date of this Form 8-K, there were no disagreements between the Company and BDO on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report for such fiscal years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided BDO a copy of the foregoing disclosures in this Form 8-K. A copy of BDO’s letter addressed to the SEC stating its agreement with the above statements is attached hereto as Exhibit 16.1.
During the fiscal years ended June 30, 2009 and 2008 and the interim period between July 1, 2009 and the date of this Form 8-K, neither the Company nor anyone acting on its behalf has consulted KPMG on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
16.1 Letter of BDO Audit (WA) Pty Ltd dated April 1, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation
Date: April 1, 2010	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter of BDO Audit (WA) Pty Ltd dated April 1, 2010.